Exhibit 31.1.2

CERTIFICATION

I, Sandip Mukerjee, certify that:

1.     I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the period ended March 26, 2023 of TESSCO Technologies Incorporated;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	June 7, 2023	By:	/s/ Sandip Mukerjee
Sandip Mukerjee
President and Chief Executive Officer